Consent of Independent Auditors

The Board of Directors
Enteractive, Inc.:

We consent to incorporation by reference in the registration statement (No. 333-06780) on Form S-3 and registration statements (No. 33-4038 and No. 33-97208) on Form S-8 of Enteractive, Inc. of our report dated August 27, 1997, relating to the consolidated balance sheets of Enteractive, Inc. and subsidiaries as of May 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the May 31, 1997 Annual Report on Form 10-KSB of Enteractive, Inc.


                                                     /s/ KPMG PEAT MARWICK LLP
                                                     -------------------------
                                                     KPMG PEAT MARWICK LLP

Jericho, New York
September 4, 1997